TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT is made and entered as of March 24, 1997, between Sican Corp., a Delaware corporation ("Borrower"), whose address for purposes of notice hereunder is 2400 Sterling Avenue, Elkhart, Indiana 46516 and whose facsimile number is (219) 294-6176, and Mity-Lite, Inc., a Utah corporation ("Lender"), whose address for purposes of notice hereunder is 1301 West 400 North, Orem, Utah 84057.

     FOR AND IN CONSIDERATION of the promises and mutual covenants herein contained, Borrower and Lender agree as follows:

 1.0 Background. Lender has agreed to make a term loan in the amount of $1,000,000 to Borrower (the "Term Loan") for use in payment of Borrower's operating expenses in the ordinary course of Borrower's business. Borrower and Lender have entered into this Agreement to set forth the terms and conditions of the Term Loan.

 2.0 Definitions. Unless otherwise defined elsewhere in this Agreement, capitalized terms when used in this Agreement will have the following meanings:

    2.1 "Accounts" will mean any right to payment for goods sold or leased or for services rendered by Borrower which is not evidenced by an instrument or chattel paper whether or not it has been earned by performance.

     2.2 "Borrower" will have the meaning assigned to such term in the introductory paragraph of this Agreement.

     2.3 "Business Day" means any day which is neither a Saturday, Sunday nor a legal holiday on which banks are authorized or required to be closed in Utah.

     2.4 "Chattel Paper" will mean any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods in favor of Borrower.

      2.5 "Closing Date" will mean March 24, 1997.

      2.6 "Collateral" will mean collectively, the Real Property and the Personal Property.

      2.7 "Current Liabilities" will mean all Indebtedness that at any date at which the amount thereof will be determined should be classified as current liabilities, but in any event, including (a) all Indebtedness, whether secured or unsecured, payable on demand or maturing not more than one year after such date without any option on the part of the obligor to extend or renew beyond such year, including periodic or installment payments on any Funded Debt required to be made within not more than one year after such date, and all liabilities, contingent or otherwise, for or on account of any Current Liabilities of any other person, and (b) accruals for federal and other taxes based on or measured by income, except deferred income taxes.

     2.8 "Default" will mean any breach of any term, covenant or condition of, or obligation under, this Agreement, or the occurrence of any of the events described in Section 8.1 of this Agreement which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

     2.9 "Documents" will mean any document of title, including any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and any other document that, in the regular course of Borrower's business or financing, is treated adequately evidencing that Borrower is entitled to receive, hold and dispose of the document and the goods that it covers.

    2.10 "Equipment" will mean goods of any nature that are used or bought for use or consumption primarily in the conduct of Borrower's business and not held for sale or lease, or goods that are not included in Inventory.

     2.11 "ERISA" will mean the Employment  Retirement Income Security
          Act of 1974, as amended from time to time, and rules and regulations promulgated thereunder.

    2.12 "Event of Default" will mean any breach of any term, covenant or condition of, or obligation under, this Agreement, or the occurrence of any of the events described in Section 8.1 of this Agreement, and the giving of notice or the passage of any applicable grace or cure period, or both, as provided in such Section or as otherwise provided in this Agreement.

     2.13 "Financing  Statements"  will mean any financing  statements filed or recorded by Borrower evidencing Lender's security interest in
          the  Collateral,   together  with  any  continuations  and  amendments
          thereto, in form and substance satisfactory to Lender.

     2.14 "Funded Debt" will mean all Indebtedness not included within the definition of Current Liabilities at the date as of which the amount thereof is to be determined or that by its terms is payable more than one year from the date of its creation.

    2.15 "GAAP" will mean those principles and practices of the accounting profession conforming to the standards of the American Institute of Certified Public Accountants. All accounting terms not specifically defined herein will be construed in accordance with GAAP.

     2.16 "General  Intangibles" will mean any personal property owned by Borrower (including things in action) other than Equipment, Inventory, Accounts, Chattel Paper, Documents, Instruments and money. General Intangibles will include Borrower's interest in any trademarks, trade names, copyrights, patents, patent applications and other intellectual property rights and licenses and rights in any thereof.

    2.17  "Indebtedness"  will mean all  obligations,  contingent and otherwise, that in accordance with GAAP consistently applied should be classified upon Borrower's balance sheet as liabilities, but in any event including taxes, liabilities in respect of unfunded vested benefits under any Plan covered by Title IV of ERISA, liabilities secured by any mortgage, pledge or lien existing on real or personal property owned or acquired by Borrower, all other Current Liabilities and Funded Debt and all guaranties, endorsements (other than endorsements for collection or deposit in the ordinary course of business or in connection with the sale in the ordinary course of business of Accounts pursuant to recognized customer credit arrangements), and other contingent obligations with regard to Indebtedness of others.

   2.18   "Instruments"   will  mean  any   negotiable   instrument,
          certificated security or any other writing that evidences Borrower's right to the payment of money and is not itself a security agreement or a lease and is of a type that, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment.

    2.19 "Inventory" will mean all goods now owned or hereafter acquired by Borrower and held for sale or lease in Borrower's business or furnished or to be furnished under contracts of service, or raw materials, work in process or materials used or consumed in Borrower's business.

     2.20 "Lender" will have the meaning assigned to such term in the introductory paragraph of this Agreement.

     2.21 "Loan  Documents" will mean this  Agreement,  the Term Note, the Security Agreement, the Mortgages,  the Financing Statements,  and
          all  other   documents,   instruments,   certificates  and  affidavits
          evidencing, securing or governing the Term Loan.

     2.22 "Maturity Date" will mean March 24, 2000.

     2.23 "Mortgages" will mean the Mortgage,  Security  Agreement and
          Fixture Filings given by Borrower to Lender dated the Closing Date encumbering the Real Property as a lien and security interest secondary only to the Senior Debt to secure the Term Note, in form and substance satisfactory to Lender.

     2.24 "Personal Property" will mean the Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Inventory, and any products, proceeds, renewals, additions, substitutions or replacements thereof.

    2.25 "Plan" will mean any plan defined in Section 4021(a) of ERISA in respect of which Borrower is an "employer" or a "substantial employer" as such terms are defined in Section 3(5) and 40041(a)(2), respectively, of ERISA.

     2.26 "Real Property" will mean that certain real property located in the State of Arkansas as more particularly described on attached
          Exhibit A-1, together with all improvements and fixtures located thereon, and all rents and leases related thereto, and all tenements, hereditaments, appurtenances, easements and servitudes associated therewith.

     2.27 "Reportable  Event" will mean any of the events set forth in
          Section 4043(b) of ERISA.

    2.28 "Security Agreement" will mean the Security Agreement between Borrower and Lender dated the Closing Date pursuant to which Borrower grants to Lender a priority security interest in the Personal Property secondary in priority only to the Senior Debt as security for the Term Note, in form and substance satisfactory to Lender.

    2.29 "Senior Debt" will mean the indebtedness of Borrower to Senior Lender in the original principal amount of $ 6,000,000.00 as evidenced by the Senior Loan Documents.

    2.30 "Senior Lender" will mean LaSalle National Bank, its successors and assigns, as the owner and holder of the Senior Debt.

     2.31 "Senior Loan Documents" will mean the promissory note, the loan agreement and any security documents given by Borrower in favor of Senior Lender.

     2.32 "State" means each state in which the Collateral is located.

    2.33  "Tangible  Net Worth" will mean the excess of total  assets over total liabilities, with total assets and total liabilities each to be determined in accordance with GAAP consistently applied. Without limiting the generality of the foregoing, the determination of total assets will exclude (A) all assets that would be classified as intangibles under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), organizational expenses, trademarks, trade names, copyrights, patents, patent applications and licenses and rights in any thereof, (B) additions to net worth arising from re-evaluation of fixed assets.

     2.34 "Term Loan" will have the  meaning  assigned to such term in
          Section 1.0 of this Agreement.

3.0 Purpose, Amount and Terms of Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower in the principal amount of $1,000,000.00. Borrower intends to use the proceeds of the Term Loan for payment of Borrower's operating costs and expenses incurred in the ordinary course of Borrower's business and for payment, by Lender on behalf of Borrower at Closing to Xaio, Inc. of the amount of $250,000, and will not use the proceeds of the Term Loan for any other purpose without Lender's express written consent, which may be granted or withheld in Lender's sole discretion. The Term Loan and the obligation of Borrower to repay the same will be evidenced by the Term Note. Borrower will pay interest accrued on the Term Note quarterly, commencing on the 1st day of April, 1997, and continuing on the 1st day of January, April, July and October of each calendar year thereafter. The entire principal amount of the Term Note, together with accrued and unpaid interest, will be due and payable in full on the Maturity Date. Interest on the principal balance of the Term Note will accrue on the basis of a 360 day year, at a rate of 10.00% per annum. Borrower will give Lender a valid lien and security interest in the Collateral secondary only to the Senior Debt as security for the payment of the Term Note and Borrower's performance of its obligations under this Agreement. Proceeds of the Term Loan will be disbursed on the Closing Date.

4.0 Conditions of Lending. Lender's obligation to lend hereunder is subject to the following conditions precedent:

      4.1 Loan Documents and Supporting Materials. Before Lender will be obligated to make the Term Loan hereunder, Lender will have received in form and content satisfactory to counsel for Lender:

           (a) Evidence of the due organization, valid legal existence and good standing of Borrower as a Delaware corporation, and the current authority of Borrower to transact business in each state in which the Collateral is located;

           (b) A certificate of the resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this Agreement, the borrowing hereunder and the execution and delivery of the Loan Documents;

           (c) An extended coverage title insurance policy issued by a title insurance company reasonably acceptable to Lender insuring Lender's mortgagee interest in the Real Property subject only to the Senior Loan Documents and those other matters as may be expressly approved by Lender;

           (d) A current boundary survey of the Real Property prepared by a surveyor licensed in the State in which the Real Property is located and reasonably acceptable to Lender, certified to Lender and to the title insurance company as true and correct and meeting or exceeding the minimum technical standards for land surveys as established in the State in which the Real Property is located;

           (e) A current UCC-11 search for the state in which Borrower maintains its executive offices and principal place of business, and in each State in which any Collateral is located, evidencing that no person, other than Senior Lender or Lender, has a perfected security interest in that portion of the Collateral a security interest in which may be perfected by filing;

           (f) The executed Loan Documents;

           (g) Such Financing Statements and other instruments as Lender deems necessary to perfect Lender's security interest in the Collateral;

           (h) At  Lender's  option,  a legal  opinion  provided  by an attorney licensed in each State in which any Collateral is located and in the State of Illinois, retained by Borrower and acceptable to Lender, addressing such matters as Lender reasonably may require, including, without limitation, the following:

                (i) the due  organization,  valid legal  existence  and
                    good standing of Borrower as a Delaware corporation, and the current authority of Borrower to transact business in each State in which the Collateral is located;

              (ii)  the  due  authorization,   execution,   validity,
                    binding effect and enforceability of the Loan Documents in accordance with their terms;

              (iii) the  Collateral  and its use by  Borrower  comply
                    with applicable requirements of all governmental authorities having jurisdiction over the Collateral (the foregoing opinion may be given to the actual knowledge of opining counsel and based on a certification of such matters given by Borrower to opining counsel) ;

               (iv) all  amounts  paid and to be paid by  Borrower  as
                    interest under the Loan Documents constitute lawful interest under the laws of the state the laws of which govern such Loan Documents; and

                (v) the  existence  of, or the  non-existence  of,  any
                    requirement for any consent of any governmental authority in connection with the execution, delivery or performance of the Loan Documents by Borrower; and

                    (i) Such  other  documents  as  Lender or  counsel  for
                        Lender reasonably may request.

     4.2  Covenants  and   Representations.   Before  Lender  will  be
          obligated to make the Term Loan hereunder: (a) no Default or Event of Default will exist or be continuing, (b) the representations and warranties of Borrower as set forth in Section 5.0 below will be true on and as of the Closing Date, with the same force and effect as if made on and as of such date; (c) Borrower will be in compliance with all of the covenants as set forth in Section 6.0 and Section 7.0 below; and (d) all legal matters incident to the transactions hereby contemplated will be satisfactory to Lender.

5.0 Representations and Warranties of Borrower. Borrower represents and warrants to Lender that:

      5.1 Borrower.  Borrower is a corporation duly organized,  validly existing and in good standing under the laws of Delaware, and Borrower has the corporate power and authority to own its property and to carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where such qualification is necessary. Borrower has the corporate power to execute and perform this Agreement, to borrow hereunder, to give Lender a mortgage or security interest in the Collateral and to execute and deliver the Loan Documents; to do so will not violate any law, Borrower's articles of incorporation or bylaws or any other agreement or instrument by which Borrower or any of its properties is bound or to which Borrower is a party, including without limitation, the Senior Loan Documents, nor result in the imposition of any lien upon any of the property or assets of Borrower other than the lien in favor of Lender or Senior Lender in the Collateral. The making and performance by Borrower of this Agreement, the borrowing by Borrower hereunder, the creation of Lender's security interest in the Collateral and Borrower's execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action, and all consents, approvals, authorizations and other orders of regulatory bodies required to have been obtained therefor have been obtained.

      5.2 Title to Collateral. Borrower has good and marketable title to the Collateral, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except those in favor of the Senior Lender or the Lender or as described on attached Exhibit B.

      5.3 No Litigation. There is no litigation or proceeding pending, nor to the knowledge of Borrower, threatened, against Borrower which would reasonably be expected to have a material adverse effect on Borrower's business, except as disclosed to Lender in writing prior to the Closing Date.

      5.4 Financial Information. The financial statements and reports of Borrower as delivered to Lender fairly reflect the financial condition of Borrower as of the date thereof and for the periods stated, and no material adverse change in the financial condition, the business or operations of Borrower has occurred between the date thereof and the date hereof. All financial statements and reports were prepared in accordance with GAAP consistently applied.

      5.5 No Other  Indebtedness.  Other than the Senior  Indebtedness,
          Borrower has no material Indebtedness except that disclosed in the financial statements and reports referred to in Section 5.4 above as delivered by Borrower to Lender prior to the Closing Date, other than material Indebtedness incurred since the date of such financial statement or report in the ordinary course of business.

      5.6 No Guaranties. Borrower has made no investments in, advances to or guaranties of the Indebtedness of any corporation, individual or other equity except those disclosed in the financial statements and reports referred to in Section 5.4 above as delivered by Borrower to Lender prior to the Closing Date.

      5.7 Tax Returns. Borrower has filed all required federal, state and local tax returns as they have become due and has paid all taxes due thereunder, except any such taxes which are being contested in good faith and has provided complete and correct copies of such tax returns to Lender for the last 3 fiscal years of Borrower.

     5.8 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      5.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA, no Reportable Event has occurred and is continuing with respect to any Plan, and Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation under Section 4062 of ERISA.

    5.10  Place  of  Business.   Borrower's   executive  offices  and
          principal place of business is located at the address of Borrower set forth in the introductory paragraph of this Agreement (subject to any change only upon not less than 30 days prior written notice to Lender of any proposed change).

      6.0 Affirmative Covenants of Borrower. Until all of the amounts owed to Lender by Borrower have been paid in full, Borrower will:

      6.1 Financial Statements. Furnish to Lender within 45 days after each fiscal year-end of Borrower, a copy of the audited financial statement of Borrower for the fiscal year of Borrower just ended, prepared and certified by independent certified public accountants reasonably satisfactory to Lender in accordance with GAAP consistently applied, and otherwise in a form acceptable to Lender.

      6.2 Monthly Interim Financial Statements. Furnish to Lender not later than 15 days after the end of each calendar month an interim financial statement of Borrower for the calendar month just ended, prepared internally and certified as true and correct by the president of Borrower, and otherwise in a form acceptable to Lender.

      6.3 Monthly Accounts Aging Report. Furnish to Lender not later than 15 days after the end of each calendar month for the calendar month just ended a report of Accounts aging, showing each Account and aging of such Account over 30, 60 and 90 day periods.

      6.4 Tax Returns. Furnish to Lender not later than 15 days after filing, all federal, state and local tax returns and filings of Borrower.

      6.5 Other Financial Information. Furnish to Lender such other financial information as Lender reasonably may request from time to time in writing, including but not limited to financial information of affiliates of Borrower.

      6.6 ERISA Reports. Furnish to Lender copies of all reports and notices that Borrower files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S.
          Department of Labor, or which Borrower receives from any of the foregoing, promptly after the filing or receipt thereof.

      6.7 Minimum Corporate Net Worth. Maintain at all times a Tangible
          Net Worth of not less than $_______________, measured as of Borrower's fiscal year-end using GAAP consistently applied.

       6.8 Debt to Net Worth Ratio. Maintain at all times a ratio of total Indebtedness of Borrower to Tangible Net Worth of Borrower of not greater than ____ to 1.0, measured as of Borrower's fiscal year-end using GAAP consistently applied.

    6.9   Compliance   with  Laws.   Comply  with  all  statutes  and
          governmental rules and regulations, including, without limitation, ERISA, regulations relating to protection of the environment, and other regulations relating to the ownership, leasing, sale, use or operation of the Collateral or the business of Borrower, and pay when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations that, if unpaid, might become a lien against the Collateral, except liabilities being contested in good faith and against which, if requested by Lender, Borrower will set up reasonable reserves satisfactory to Lender.

     6.10 Insurance. Procure and maintain the following insurance:

          (a) Insurance against all risk of direct physical loss or damage to the Real Property, the Equipment and the Inventory, in amounts not less than the full replacement cost thereof, if the same are actually replaced, or actual cash value (replacement cost minus depreciation) if the same are not replaced.

           (b) General public liability insurance against claims for bodily injury, death or property damage occurring on, in, or about the Real Property, or in connection with the manufacture, sale, distribution or use of Inventory, with combined single limit coverage of not less than $_________.

          (c)  Workers'  compensation  insurance  covering all persons employed in connection with the operations of Borrower, or in lieu of such workers' compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of each state in which Borrower maintains operations.

     The foregoing policy or policies of insurance will be written by companies of recognized financial standing which are rated A-1 or better by Standard & Poors corporation or A-3 or better by Moody's Investor Service with asset size rating of "X" or better by Best's Rating Service. The insurance (i) will be for a term of not less than 6 months, (ii) will be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (iii) will (except for the workers' compensation insurance referred to in subparagraph (c) above) name Borrower as insured, and will recite Lender's interest as mortgagee in standard non-contributory mortgagee clauses.

     If said insurance or any part thereof expires, is withdrawn, becomes void by breach of any condition thereof by Borrower, or becomes void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable cause said insurance becomes unsatisfactory to Lender, Borrower will promptly obtain new or additional insurance satisfactory to Lender. Borrower will provide Lender with a copy of all such insurance policies.

     Each insurance policy referred to above will provide that it may not be cancelled or modified to change the risk or coverages insured except after 30 days prior notice to Lender. Borrower will promptly pay all premiums for the insurance required by this Section 6.10, will renew or replace each policy at least 30 days prior to the expiration of such policy, and will deliver to Lender such renewal certificate within 10 days following inception. Borrower will provide Lender with reasonable proof of payment of such premiums promptly following Borrower's payment of such premiums.

    6.11  Corporate  Existence;  Maintenance  of  Property.  Maintain
          Borrower's corporate existence and maintain Borrower's properties, including all Real Property, in good operating condition, ordinary wear and tear excepted.

     6.12 Maintenance of Corporate Records; Access to Facilities. Keep
          books and records reflecting Borrower's financial condition in accordance with GAAP consistently applied, and permit any person designated by Lender to visit and inspect Borrower's property, to examine and photocopy Borrower's corporate and financial books and records and to discuss Borrower's affairs, finances and accounts with, and to be advised as to the same by, Borrower's officers, all at such reasonable times and intervals as Lender may reasonably request.

     6.13 Notice of Default. Give to Lender prompt written notice of the occurrence of any failure of performance or event of default, or of the occurrence of any event that with due notice or lapse of time would constitute a failure of performance or an event of default, under the terms of this Agreement or any other material agreement or contract to which Borrower is a party or by which Borrower is bound and of any acceleration of indebtedness caused thereby.

     6.14 Notice of Proceedings. Give to Lender prompt written notice of Borrower's's becoming a party to any litigation or proceeding that if decided adversely to Borrower would have a material effect on the financial condition or business of Borrower.

    6.15 Documentary Stamp/Intangible Taxes. Pay any documentary, transfer, mortgage or recording tax assessed or the cost of any stamps required to be affixed to any documents in connection with the Loan Documents or the Collateral, by state or federal governments.

     6.16 Financing Statements.  Execute and deliver to Lender in form and substance satisfactory to Lender such Financing Statements and such other instruments as Lender may from time to time consider reasonably necessary to create, perfect, preserve and maintain in full force and effect Lender's security interest in the Collateral and to give public notice thereof; and Lender, at the expense of Borrower, may cause such statements and assurances to be recorded and re-recorded, filed and re-filed, at such times and places as may be required or permitted by law to create, perfect, preserve and maintain such security interest and public notice thereof.

     6.17 Further Assurances. Upon the reasonable request of Lender, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Agreement and to subject to Lender's security interest any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

    6.18  Expenses of  Collection.  Pay or  reimburse  Lender for all reasonable attorneys' fees, costs and expenses paid or incurred by Lender, whether incurred with respect to collection, trial, appeal, enforcement of any judgement, bankruptcy or insolvency proceedings or any subsequent proceedings or appeals from any order or judgement entered therein, or otherwise, in any action, proceeding or dispute of any kind in which Lender is made a party or appears as party plaintiff or defendant, affecting the Loan Documents, Borrower or the Collateral, including but not limited to the foreclosure or other enforcement of Lender's security interest, any action to protect the security thereof or any proceeding in probate, reorganization or bankruptcy; and any such amounts paid or incurred by Lender will be added to the amounts owed Lender under the Note, will bear interest at the Default Rate stated in the Note from date of payment and will be secured by Lender's security interest in the Collateral.

    6.19 Place of Business. Maintain its executive offices and principal place of business at the address of Borrower set forth in the introductory paragraph of this Agreement, unless Borrower provides written notice to Lender of a change in Borrower's executive offices or principal place of business at lease 30 days prior to any proposed change.

    6.20 Environmental Indemnity. Comply, and cause each of its Subsidiaries to comply, with the requirements of all federal, state and local environmental and health laws and regulations the non-compliance with which could materially adversely affect the operations, condition (financial or otherwise), business, assets or prospects of the Borrower or such Subsidiary or the ability of the Borrower or such Subsidiary to perform its obligations under any Loan Document, (ii) provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request and (iii) defend, indemnify and hold harmless, the Lender and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation and expenses) arising out of (A) the presence, disposal, release or threatened release of any hazardous materials on any property at any time owned or occupied by the Borrower or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property.

      7.0 Negative Covenants of Borrower. Until all of the Indebtedness owed to Lender by Borrower under the Term Note has been paid in full, Borrower will not:

      7.1 Limit on Corporate Borrowing. Borrow or permit the borrowing by Borrower of any Indebtedness, other than the Term Loan and the Senior Debt, in excess of $__________ (except trade credit) without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion.

      7.2 Sale of Assets. Sell, lease, convey, pledge, grant a security interest in, or otherwise dispose of any of Borrower's's property or assets, including but not limited to the Collateral, except in the ordinary course of business, other than to Lender or Senior Lender.

     7.3 Dissolution or Liquidation. Suffer or permit Borrower's dissolution or liquidation, either in whole or in part, or conveyance of any of its stock, or redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its own stock, or issue any additional shares of its own stock.

     7.4 Merger or Reorganization. Become a party to a merger, consolidation or other reorganization with any other corporation or entity (including a de facto merger by which all or substantially all of the property or assets of another company are acquired).

      7.5 Disposition of Accounts. Pledge, discount or sell any of the Accounts Receivable other than pursuant to the Security Agreement or under the Senior Loan Documents.

      7.6 No Dividends or Distributions. Not disburse funds in the form of dividends, distributions, excessive rents, excessive (in Lender's judgement) management fees, excessive (in Lender's judgment) officer's compensation, or any other non "arms length" expense incurred in the normal course of business, without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion.

8.0      Default by Borrower and Remedies of Lender.

     8.1 Events of Default. Occurrence of any one or more of the following events will constitute a Default, and if the same is continuing beyond any applicable grace or cure period provided below will constitute an Event of Default:

           (a) Payment. If Borrower fails to pay any amount due under the Term Note or any other Loan Document when due.

          (b) Covenants. If Borrower fails to perform or observe any term, covenant or agreement (other than a covenant of payment) contained in any Loan Document on its part to be performed or observed, and such failure shall remain uncured for 15 days after written notice thereof shall have been given by Lender to Borrower.

           (c) Representations and Warranties. If any representation or warranty made by Borrower (or any of its officers) under or in connection with any Loan Document shall be or become incorrect or untrue, or shall prove to have been incorrect or misleading in any material respect when made.

           (d) Default under other Indebtedness.  If a material default
               occurs   under  the   Senior   Loan   Documents,   or  any  other
               Indebtedness, and is continuing beyond any applicable grace or cure period.

         (e)   Involuntary   Bankruptcy   or   Receivership.   If  an
               involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Borrower, and such case or proceeding shall not be dismissed in 60 days; or a court shall enter a decree, or a court or regulatory authority having jurisdiction over Borrower shall enter an order, appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up, supervision or liquidation of its affairs and such order shall not have been vacated or discharged or stayed or bonded pending appeal with sixty (60) days after the entry thereof.

           (f) Voluntary Bankruptcy or Receivership.  If Borrower shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of Borrower or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its indebtedness generally as the same becomes due, or shall take any corporate action in furtherance of any of the foregoing.

           (g) Judgments. If any judgments or order for the payment of money which impairs substantially the ability of Borrower to perform its obligations under the Loan Documents (exclusive of amounts covered by insurance) shall be rendered against the Borrower and such judgment or order shall not have been vacated or discharged or stayed or bonded pending appeal within sixty
               (60) days after the entry thereof.

           (h) Transfers or Further Encumbrances. With the exception of the Senior Lender, if Borrower sells, conveys, transfers, mortgages, pledges, or grants a security interest in, any of the Collateral, voluntarily or otherwise (other than in the ordinary course of Borrower's business), without the prior written consent of Lender, which consent may be granted or withheld in Lender's absolute discretion.

           (i) Failure of Loan Documents. If any material provision of the Loan Documents for any reason ceases to be valid and binding on Borrower, or Borrower shall so state in writing.

           (j) Failure of Security. If the Mortgages or the Security Agreement for any reason ceases to constitute a valid and (with appropriate filings) perfected mortgage or security interest in any of the Collateral secondary only to the Senior Debt.

           (k) Levy Against Collateral. If the estate or interest of Borrower in any of the Collateral is levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred, or such process is continuing for more than 15 days after such levy or attachment.

           (l) Notices. If Borrower fails to give to Lender any notice required under this Agreement.

     8.2  Remedies.  If any Event of  Default  occurs as  provided  in
          Section 8.1 above, then Lender will, at the option of Lender, have the right to exercise any or all of the remedies provided for in the Loan Documents, and such other remedies as may be available to Lender at law or in equity. The rights of Lender under the Loan Documents will be separate, distinct, and cumulative of other powers and rights herein granted and of all other rights which Lender may have in law or equity, and none of them will be in exclusion of any other. No act of Lender will be construed as an election to proceed under any particular provision of this Agreement or the other Loan Documents to the exclusion of any other provisions, or an election of remedies to the bar of any other remedy allowed in law or equity. Borrower will pay the reasonable attorneys' fees and other legal expenses incurred by Lender in connection with such default or recourse against all Collateral.

9.0 Indemnification. Borrower hereby releases Lender and agrees to hold Lender harmless from any and all claims, damages, loss, cost or expense (including, without limitation, reasonable attorneys' fees and costs) arising out of or in connection with the Collateral, the Loan Documents or Borrower's failure to pay or perform its obligations under the Loan Documents, except for claims arising solely out of Lender's acts or omissions to act with respect thereto if such acts or omissions are determined by final judicial or administrative action to constitute gross negligence or wilful misconduct.

10.  Miscellaneous.

     10.1 No Waiver; Rights Cumulative. No failure or delay by Lender to exercise any right, power or privilege hereunder will operate as a waiver of any such right, power or privilege or preclude any other or future exercise thereof, and no failure by Lender to insist upon strict performance by Borrower of any of the terms and provisions of this Agreement or the other Loan Documents will operate as a waiver of any of the terms or provisions thereof, and Lender will have the right thereafter to insist upon strict performance by Borrower of any and all of them. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by law or equity.

    10.2 Governing Law; Jurisdiction and Venue. The rights and obligations of Borrower and Lender with respect to this Agreement and the Term Note shall be governed by, and construed in accordance with, the laws of the State of Utah, and the rights and obligations of Borrower and Lender with respect to any other Loan Documents shall be governed by, and construed in accordance with, the laws of the State in which the Collateral is located. Any suit, action or proceeding may be brought against Borrower under the Loan Documents in the courts of the State in which the Collateral is located or in the courts of the County of Salt Lake, State of Utah, or the United States District
          Court for the Federal District of Utah, as Lender in its sole discretion may elect, and Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action, or proceeding. In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents or any judgment entered by any court in respect of any part thereof, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the jurisdiction selected by Lender has been brought in an inconvenient forum. Borrower irrevocably agrees that any pleadings or service of process may be had on Borrower by mailing to Borrower at the address set forth in the introductory paragraph of this Agreement by certified or registered mail and such mailing shall be effective for all purposes, including the establishment of personal jurisdiction of the court in any such action.

    10.3  Amendments,  Etc.  No  amendment,  modification,   release,
          termination or waiver of any provision of this Agreement or the other Loan Documents shall be effective unless the same shall be in writing and signed by Lender and Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

    10.5  Severability.  Any provision of this Agreement or the other
          Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement may be executed in two or more counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    10.6 Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     10.8 Survival of Representations and Warranties. The warranties, representations, covenants and agreements set forth in this Agreement and in the other Loan Documents will survive the making of the Term Loan and the execution and delivery of the Term Note, and will continue in full force and effect until all Indebtedness of Borrower to Lender will have been paid in full.

     10.9 No Representations or Warranties by Lender. By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to this Agreement or the other Loan Documents, including (but not limited to) any officer's certificate, balance sheet, statement of income, profit and loss or other financial statement, Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof will not be or constitute any warranty or representation with respect to Lender.

   10.10  Notices.   All  notices,   demands,   requests  and  other
          communications required under this Agreement and the other Loan Documents will be in writing and will be deemed to have been properly given (a) when deposited in the United States mail and sent by United States first class mail, postage prepaid, addressed to the party for whom it is intended at its address set forth in the introductory paragraph of this Agreement, or (b) when transmitted by facsimile to the party for whom it is intended at its facsimile number set forth in the introductory paragraph of this Agreement. Either party may designate a change of address by written notice to the other, given at least 10 days before such change of address is to become effective.

    10.11 Usury.  Anything in this Agreement or the Loan Documents to the contrary notwithstanding, if from any circumstances whatever fulfillment of any provision of any of the foregoing documents or agreements at the time performance of said provision will be due will involve transcending the limit of validity prescribed by the applicable state usury law as preempted and prescribed from time to time by the laws of the United States of America or any rule or regulation of any department or agency thereof, then, ipso facto the obligation to be fulfilled will be reduced to the limit of such validity so that in no event will exaction be possible under any of the aforesaid documents or agreements in excess of the limit of such validity, but such obligations will be fulfilled to the limit of such validity, and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by Borrower in connection with the Term Note, such excess will be applied by Lender to the unpaid principal balance of Term Note, as the case may be, or refunded to Borrower, the manner of handling such excess to be at Lender's election, and in case any such excess interest has accrued, Lender will eliminate such excess interest so that under no circumstances will interest on the Term Loan exceed the maximum rate allowed by applicable law as preempted and prescribed from time to time by the laws of the United States of America or any rule or regulation of any department or agency thereof.

    10.12 Waiver of Jury Trial.  AS A MATERIAL  INDUCEMENT FOR LENDER
          TO MAKE THE TERM LOAN, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE INDEBTEDNESS OF BORROWER TO LENDER THEREUNDER, OR WITH RESPECT TO ANY CLAIMS OR
          DEFENSES ALLEGED TO ARISE OUT OF THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THE LOAN DOCUMENTS. THIS PROVISION IS NEGOTIATED BY THE PARTIES AND IS SUBJECT TO NO EXCEPTIONS.


                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed the day and year first above written.

                                         BORROWER:

                                         SICAN CORP.

                                         By: /s/ David Kebrdle
                                         Name: David Kebrdle
                                         Its:     President


                                         LENDER:

                                         MITY-LITE, INC.

                                         By: /s/ Gregory L. Wilson
                                         Name:  Gregory L. Wilson
                                         Its:      President


                     [Signature Page to Term Loan Agreement]

Exhibit A-1:               Legal Description of Arkansas Real Property
Exhibit A-2:               Legal Description of Indiana Real Property
Exhibit B:                 Schedule of Prior Interests in Collateral